UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 24, 2012
Date of Report (date of Earliest Event Reported)

GAME PLAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-160730	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1712 Ravanusa Drive, Henderson, NV 89052
 (Address of principal executive offices and zip code)

(702) 951-1385
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Employment Agreement

On February 24, 2012, the Company entered into an executive employment agreement with Andrew Bachman (the “Employment Agreement”) whereby Mr. Bachman would serve as President of the Company beginning April 1, 2012.

Pursuant to the Employment Agreement executed on February 24, 2012, Mr. Bachman will be paid (1) an initial compensation of an option to purchase one million (1,000,000) shares of common stock exercisable at $0.30 per share, which shall be valid for a term of one year and subject to registration rights pursuant to Form S-8; and (2) an option to acquire an additional three million (3,000,000) shares of common stock of the Company from designated  Company shareholders exercisable at $0.30 per share, which shall be valid for a term of one year. Each form of compensation is pursuant to an option certificate and agreement (the “Option Agreements”).

Additionally, under the Employment Agreement, if the Company consummates a Merger Transaction (as defined in the agreement) within one year of execution of the employment agreement, the Company shall issue one million (1,000,000) shares of restricted common stock to Mr. Bachman for each closed Merger Transaction.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Employment Agreement and Option Agreements, the Company will issue to Mr. Bachman: (i) ) an initial compensation of an option to purchase one million (1,000,000) shares of common stock exercisable at $0.30 per share, which shall be valid for a term of one year and subject to registration rights pursuant to Form S-8; (ii) an option to acquire an additional three million (3,000,000) shares of common stock of the Company from designated  Company shareholders exercisable at $0.30 per share, which shall be valid for a term of one year; and (iii) One million (1,000,000) shares of restricted common stock of the Company if the Company successfully completes a Merger Transaction within one year of the execution of the Employment Agreement.

The Company has not yet issued any restricted common stock, but the stock to be issued as described above will rely upon exemptions provided for under Regulation S of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements & Exhibits

(d)	Exhibits

10.1
Employment Agreement, dated February 24, 2012 with Exhibit A, Option Certificate and Agreement and Exhibit B, Option Certificate and Agreement by and between Game Plan Holdings, Inc. and Andrew Bachman

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME PLAN HOLDINGS, INC.

Date: April 23, 2012	By:	/s/ Charles Hazzard
Name: Charles Hazzard
Title: Chief Executive Officers

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